SCHEDULE 14A
                              (Rule 14a-101)
                  INFORMATION REQUIRED IN PROXY STATEMENT
                         SCHEDULE 14A INFORMATION
                 Proxy Statement Pursuant to Section 14(a)
                  of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[x]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                Echlin Inc.
               ------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


               ------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction
          applies:                                                --------------

     (2)  Aggregate number of securities to which transaction
          applies:                                                --------------

     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth
          the amount on which the filing fee is calculated and
          state how it was determined):                           --------------

     (4)  Proposed maximum aggregate value of transaction:        --------------

     (5)  Total fee paid:                                         --------------

[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by
     Exchange Act Rule 0-11(a)(2) and identify the filing for
     which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the
     Form or Schedule and the date of its filing. (1) Amount
     Previously Paid:                                             --------------

     (2)  Form, Schedule or Registration Statement No.:           --------------

     (3)  Filing Party:                                           --------------

     (4)  Date Filed:




[ECHLIN LOGO]

For Further Information Contact:
Paul Ryder
Vice President
Investor Relations


            ECHLIN REACTS TO SPX'S ANNOUNCEMENT WITHDRAWING BID


               BRANFORD, Conn., May 6, 1998--Echlin Inc. (NYSE:ECH) released the following statement today on SPX Corporation's announcement withdrawing its exchange offer to acquire Echlin.

               Echlin Chairman, President and Chief Executive Officer Larry McCurdy stated, "We are delighted at today's announcement by SPX to withdraw its unsolicited bid for Echlin. We are eager to proceed with the previously announced strategic business combination with Dana Corporation, which we believe is in the best interests of our constituencies. Partnering with Dana will provide great value to our shareholders, and gives all our stakeholders the opportunity to participate in the upside potential this combination represents."

               Echlin, with annual sales of $3.5 billion, is a leading producer of quality motor vehicle parts, with more than 140 operations and 28,000 employees spread across six continents.